Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UNION BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

94-0304228
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

Union Bank, National Association

400 California Street

Corporate Trust - 12th Floor

San Francisco, California 94104

(415) 765-2945

(Name, address and telephone number of agent for service)

DYNACAST INTERNATIONAL LLC,

DYNACAST FINANCE INC.,

(Exact name of obligor as specified in its charter)

North Carolina	45-2665760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

14045 Ballantyne Corporate Place, Suite 300 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

Dynacast International LLC,

Dynacast Finance Inc.

$350,000,000 9.25% Senior Secured Second Lien

Notes due 2019

(Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the Trustee -

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Washington, D.C. 20219

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15. Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Association.*

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in documents specified in paragraph (1) or (2) above.*

4.	A copy of the existing bylaws of the Trustee, or instruments corresponding thereto.*

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.	The consents of United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.	Foreign trustees are required to file a consent to service of process of Form F-X [§269.5 of this chapter]. Not applicable.

*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to Registration Statement on Form S-3, Registration No., 333-165578 filed with the Securities and Exchange Commission on March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of February, 2012.

Union Bank, National Association

By:	/s/ Patricia Phillips-Coward
Name: Patricia Phillips-Coward Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

February 10, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for debt securities among Dynacast International LLC and Dynacast Finance Inc., as co-issuers (collectively the “Company”), certain guarantors as identified therein, and Union Bank, National Association (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, National Association

By:	/s/ Patricia Phillips-Coward
Name: Patricia Phillips-Coward Title: Vice President